EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of MK Rail Corporation on Form S-3 of our reports dated February 27, 1996 (except for Notes 4 and 9 as to which the date is March 22, 1996) appearing in the Annual Report on Form 10-K of MK Rail Corporation for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania

September 20, 1996